UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2026

Ingersoll Rand Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Harbour Place Drive, Suite 600
Davidson, North Carolina 28036
(704) 655-4000
(Address, including zip code, of principal executive offices and registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	IR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on June 11, 2026, at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Ingersoll Rand Inc. (the “Company”), the stockholders of the Company approved the Ingersoll Rand Inc. 2026 Omnibus Incentive Plan (the “2026 Plan”), which became effective as of the date of such approval. The Board of Directors of the Company previously adopted the 2026 Plan, subject to stockholder approval.

The material terms of the 2026 Plan are described in the Company’s definitive Proxy Statement, dated April 24, 2026 (the “Proxy Statement”), under the heading “Proposal Four: Approval of Ingersoll Rand Inc. 2026 Omnibus Incentive Plan,” which description is incorporated herein by reference. The descriptions of the 2026 Plan contained herein and in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the 2026 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 11, 2026, at the Annual Meeting, 372,965,993 shares of the Company’s common stock, or approximately 95.3% of the 391,332,297 total shares of the Company’s common stock entitled to vote at the Annual Meeting (based on a record date of April 16, 2026), were present in person or by proxy. Below are the final voting results for the following four proposals submitted to the Company’s stockholders, each of which is described in more detail in the Proxy Statement.

Proposal No. 1 - Election of Directors

The Company’s stockholders elected the persons listed below as directors for a term expiring at the Company’s 2027 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Name	For Votes	Against Votes	Abstain Votes	Broker Non-Votes
Vicente Reynal	344,570,024	8,984,329	6,964,288	12,447,352
William P. Donnelly	338,735,536	21,689,968	93,137	12,447,352
Jerome Guillen	359,075,722	1,349,338	93,581	12,447,352
Jennifer Hartsock	358,677,204	1,753,546	87,891	12,447;352
John Humphrey	350,239,633	10,190,314	88,694	12,447,352
Marc E. Jones	359,155,823	1,250,037	112,781	12,447,352
Aurobind Satpathy	358,498,226	1,926,790	93,625	12,447,352
JoAnna L. Sohovich	357,156,856	3,110,301	251,484	12,447,352
Mark P. Stevenson	356,689,076	3,739,479	90,086	12,447,352
Michelle Swanenburg	356,021,025	4,410,430	87,186	12,447,352

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2026.

For Votes	Against Votes	Abstain Votes	Broker Non-Votes
363,304,149	9,594,166	67,678	0

Proposal No. 3 - Non-Binding Vote to Approve Executive Compensation

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the Proxy Statement.

For Votes	Against Votes	Abstain Votes	Broker Non-Votes
350,614,090	9,557,163	347,388	12,447,352

Proposal No. 4 – Approval of Ingersoll Rand Inc. 2026 Omnibus Incentive Plan

The Company’s stockholders approved the 2026 Plan.

For Votes	Against Votes	Abstain Votes	Broker Non-Votes
353,964,877	6,254,223	299,541	12,447,352

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Ingersoll Rand Inc. 2026 Omnibus Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL RAND INC.

	By:	/s/ Andrew Schiesl
Date: June 16, 2026		Name: Andrew Schiesl
Title: Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary